SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GEN CIGAR HLDG INC A

          GABELLI FOUNDATION
                                 1/20/00           20,000            14.5000
          GABELLI INTERNATIONAL LTD
                                 1/20/00           50,000            14.4750
          GAMCO INVESTORS, INC.
                                 1/20/00            5,000            14.3125
                                 1/20/00          511,400            14.4715
                                 1/20/00            8,000            14.3750
                                 1/19/00              500             8.8750
                                 1/19/00           11,000             8.6250
                                 1/18/00           11,500             8.6250
                                 1/10/00            1,000             7.9375
                                 1/07/00            5,000             7.9875
                                 1/03/00              500             8.7500
                                12/31/99            1,000             8.1250
                                12/31/99           30,000             8.1956
                                12/27/99            7,000-            7.8125
                                12/21/99            8,630-            8.5716
                                12/10/99            1,000-            7.2500
                                11/29/99           10,000             7.7301
                                11/29/99            1,000             7.7301
          GABELLI ASSOCIATES LTD
                                 1/20/00          201,000            14.4195
          GABELLI FUND, LDC
                                 1/20/00            5,000            14.5415
          GABELLI ASSOCIATES FUND
                                 1/20/00          201,000            14.4195
                                 1/20/00            5,000            14.7500
          GABELLI ADVISERS
                                 1/20/00           10,000            14.4250
          GABELLI FUNDS, LLC.
               THE GABELLI VALUE FUND,INC.
                                 1/20/00           29,000            14.5888
                                 1/20/00          100,000            14.5335
                                 1/20/00            5,000            14.4875
                                 1/20/00           90,000            14.5500
               THE GABELLI ASSET FUND
                                 1/18/00            2,000             8.6125
               THE GABELLI ABC FUND
                                 1/20/00          381,000            14.5500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.




                                            SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-GEN CIGAR HLDG INC B

          GAMCO INVESTORS, INC.
                         11/22/99                  2,223-               6.6875
                         11/18/99                 10,000-               6.6250






























          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.